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                                                                    Exhibit (21)




                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------

The Company has three wholly owned subsidiaries: (i) Gorman-Rupp of Canada Limited, organized under the laws of the Province of Ontario; (ii) The Gorman-Rupp International Company, organized under the laws of the State of Ohio; and (iii) Patterson Pump Company, organized under the laws of the State of Ohio. The consolidated financial statements of the Company, filed as a part of this Form 10-K, include the account of each such subsidiary.





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